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                                                                  Exhibit 23 (e)



                          CONSENT OF FINANCIAL ADVISOR


     We hereby consent to the inclusion of the Opinion of McConnell, Budd & Downes, Inc. in Appendix D to the Registration Statement on Form S-4 of the Joint Proxy Statement of Independent Bank Corporation ("IBC") and Mutual Savings Banks, f.s.b. ("MSB") to be filed with the Securities and Exchange Commission in connection with the proposed Consolidation of IBC and MSB and to the references to the work completed by our firm as financial advisor to MSB, therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in the Securities Act of 1933 as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ McConnell, Budd & Downes, Inc.